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                                                                 Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lightbridge, Inc. on Form S-8 of our report dated January 23, 2001 (February 7, 2001 as to Note 1 "Merger with Corsair Communications, Inc.") appearing in the Annual Report on Form 10-K and our report dated May 1, 2001 (which includes an explanatory paragraph relating to the restatement of the consolidated financial statements for a pooling-of-interests) appearing in the Current Report on Form 8-K of Lightbridge, Inc. dated June 4, 2001 for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
October 19, 2001